Supplement dated June 28, 2019

to the Prospectus dated June 29, 2018 for

Protective Market Defender Annuity

Issued by

Protective Life Insurance Company

The following disclosure is added to Appendix D: State Contract Availability and Variations of Certain Features. If the information in this Supplement differs from the information contained in the Prospectus, you should rely on the information in this Supplement.

STATE	FEATURE	VARIATION
Alaska	Declared Rate Account	The minimum guaranteed interest rate for the Declared Rate Account is 1.20%.

	Strategies	The minimum guaranteed interest rate for the Guaranteed Interest Strategy is 1.20%.

		The Index, Floor and minimum Participation Rate and Cap for each Indexed Strategy that we currently offer are identified in the chart below.

		INDEXED STRATEGIES
				Minimum
		Index	Floor	Participation Rate	Minimum Cap
		S&P 500	- 5%	100%	5%
		S&P 500	- 10%	100%	5%
		S&P 500	- 20%	100%	5%
		MSCI EAFE	- 5%	100%	5%
		MSCI EAFE	- 10%	100%	5%
		MSCI EAFE	- 20%	100%	5%

	Market Value Adjustment	We will not apply a Market Value Adjustment when you withdraw all or a portion of your Contract Value during the withdrawal charge period.

	Withdrawals and Surrenders	Withdrawals and surrenders during the withdrawal charge period that exceed the Free Withdrawal Amount are subject to a withdrawal charge but not a Market Value Adjustment.

		During the withdrawal charge period, we calculate the withdrawal charge by multiplying the amount that exceeds the Free Withdrawal Amount by the applicable withdrawal charge.

	Death Benefit	The death benefit is equal to the sum of (A) + (B) + (C), where:

		(A) is the Declared Rate Account value,
		(B) is the Segment Value(s) of all the Guaranteed Interest Segments, and
		(C) is the Segment Investment(s) of all the Indexed Segments (not subject to an Interim Value calculation).

Minnesota	Declared Rate Account	The minimum guaranteed interest rate for the Declared Rate Account is 1.20%.

	Strategies	The minimum guaranteed interest rate for the Guaranteed Interest Strategy is 1.20%.

		The Index, Floor and minimum Participation Rate and Cap for each Indexed Strategy that we currently offer are identified in the chart below.

		INDEXED STRATEGIES
				Minimum
		Index	Floor	Participation Rate	Minimum Cap
		S&P 500	- 5%	100%	5%
		S&P 500	- 10%	100%	5%
		S&P 500	- 20%	100%	5%
		MSCI EAFE	- 5%	100%	5%
		MSCI EAFE	- 10%	100%	5%
		MSCI EAFE	- 20%	100%	5%

STATE	FEATURE	VARIATION
	Market Value Adjustment	We will not apply a Market Value Adjustment when you withdraw all or a portion of your Contract Value during the withdrawal charge period.

	Withdrawals and Surrenders	Withdrawals and surrenders during the withdrawal charge period that exceed the Free Withdrawal Amount are subject to a withdrawal charge but not a Market Value Adjustment.

		During the withdrawal charge period, we calculate the withdrawal charge by multiplying the amount that exceeds the Free Withdrawal Amount by the applicable withdrawal charge.

	Death Benefit	The death benefit is equal to the sum of (A) + (B) + (C), where:

		(A) is the Declared Rate Account value,
		(B) is the Segment Value(s) of all the Guaranteed Interest Segments, and
		(C) is the Segment Investment(s) of all the Indexed Segments (not subject to an Interim Value calculation).

New Jersey	Declared Rate Account	The minimum guaranteed interest rate for the Declared Rate Account is 1.20%.

	Strategies	The minimum guaranteed interest rate for the Guaranteed Interest Strategy is 1.20%.

		The Index, Floor and minimum Participation Rate and Cap for each Indexed Strategy that we currently offer are identified in the chart below.

		INDEXED STRATEGIES
				Minimum
		Index	Floor	Participation Rate	Minimum Cap
		S&P 500	- 5%	100%	5%
		S&P 500	- 10%	100%	5%
		S&P 500	- 20%	100%	5%
		MSCI EAFE	- 5%	100%	5%
		MSCI EAFE	- 10%	100%	5%
		MSCI EAFE	- 20%	100%	5%

	Market Value Adjustment	We will not apply a Market Value Adjustment when you withdraw all or a portion of your Contract Value during the withdrawal charge period.

	Withdrawals and Surrenders	Withdrawals and surrenders during the withdrawal charge period that exceed the Free Withdrawal Amount are subject to a withdrawal charge but not a Market Value Adjustment.

		During the withdrawal charge period, we calculate the withdrawal charge by multiplying the amount that exceeds the Free Withdrawal Amount by the applicable withdrawal charge.

	Death Benefit	The death benefit is equal to the sum of (A) + (B) + (C), where:

		(A) is the Declared Rate Account value,
		(B) is the Segment Value(s) of all the Guaranteed Interest Segments, and
		(C) is the Segment Investment(s) of all the Indexed Segments (not subject to an Interim Value calculation).

This Supplement Should Be Retained with Your Prospectus for Future Reference.